SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
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                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15 (d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


      Date of Report (Date of earliest event reported): September 18, 2002

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                               MM COMPANIES, INC.
             (Exact name of registrant as specified in its charter)




           Delaware                     000-26585                54-1811721
(State or other jurisdiction of   (Commission file number)    (I.R.S. employer
 incorporation or organization)                              identification no.)




          888 Seventh Avenue
               17th Floor                                            10019
              New York, NY                                         (Zip code)
  (Address of principal executive offices)

       Registrant's telephone number, including area code: (212) 974-5730

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Item 4.     Changes in Registrant's Certifying Accountant.

      (i) On September 18, 2002, Ernst & Young LLP ("E&Y") resigned as the independent auditors of MM Companies, Inc. (the "Company").

      (ii) The Company engaged Rothstein, Kass & Company, P.C. ("RK") as its new independent auditors.

      (iii) E&Y's reports on the financial statements of the Company for the years ended December 31, 2000 and 2001 contained a separate paragraph describing events that raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

      (iv) During the years ended December 31, 2000 and 2001 and any subsequent interim period preceding the date of the resignation of E&Y, there were no disagreements between the Company and E&Y on any matter of accounting principles or practices, financial statement disclosure, auditing scope or procedure which, if not resolved to the satisfaction of E&Y, would have caused E&Y to make reference to the subject mater of the disagreement with its report.

      (v) On September 18, 2002, the Company requested that E&Y provide a letter addressed to the Securities and Exchange Commission stating whether E&Y agrees with the above statements, and, if not, stating the respects in which E&Y does not agree. A copy of the letter provided by E&Y in response to such request, which is dated as of September 18, 2002, is filed as an exhibit to this current report on Form 8-K.

      (vi) On September 18, 2002, the Company engaged RK as its independent auditors for the fiscal year ending December 31, 2002 and to audit the Company's financial statements. During the Company's two most recent fiscal years and the subsequent interim period preceding the engagement of RK, the Company did not consult RK on any matter requiring disclosure under Item 304(a)(2) of Regulation S-K.

Item 7.     Financial Statements, Pro Forma Financial Information and Exhibits.

(c)   Exhibits.

99.1 Letter, dated as of September 18, 2002, from Ernst & Young LLP to the Securities and Exchange Commission.


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

                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, MM Companies, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 25, 2002            MM COMPANIES, INC.


                                    By: /s/ James A. Mitarotonda
                                    ------------------------------------
                                    James A. Mitarotonda
                                    President and Chief Executive Officer



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